Exhibit 99.1

LAZARD LTD REPORTS

SECOND-QUARTER AND FIRST-HALF 2020 RESULTS

Ranked top restructuring advisor by volume globally for first half of year	Assets under management increased 11% from first to second quarter	Returned $264 million of capital to shareholders in first half of year

NEW YORK, July 31, 2020 – Lazard Ltd (NYSE: LAZ) today reported operating revenue1 of $543 million for the quarter ended June 30, 2020. Net income, as adjusted2, was $75 million, or $0.67 per share (diluted) for the quarter. On a U.S. GAAP basis, second-quarter 2020 net income was $73 million, or $0.66 per share (diluted).

First-half 2020 net income, as adjusted, was $142 million, or $1.25 per share (diluted). On a U.S. GAAP basis, first-half 2020 net income was $137 million, or $1.22 per share (diluted).

“Lazard continues to perform well in a period of unprecedented uncertainty, reflecting the strength and resilience of our business model and the dedication of our people,” said Kenneth M. Jacobs, Chairman and Chief Executive Officer of Lazard. “Our broad array of Financial Advisory services, including our preeminent Restructuring franchise, mitigates the impact of a slowdown in global M&A markets. In Asset Management, the diversification of our investment platforms and global client base continue to be a solid foundation for long-term growth.”

($ in millions, except per share data and AUM)	Quarter Ended June 30,			Six Months Ended June 30,
	2020	2019	%’20-’19	2020	2019	%’20-’19
Net Income
U.S. GAAP	$73	$66	12%	$137	$163	(16)%
Per share, diluted	$0.66	$0.55	20%	$1.22	$1.36	(10)%
Adjusted[2]	$75	$86	(12)%	$142	$191	(26)%
Per share, diluted	$0.67	$0.73	(8)%	$1.25	$1.61	(22)%
Operating Revenue[1]
Total operating revenue	$543	$630	(14)%	$1,106	$1,250	(12)%
Financial Advisory	$293	$329	(11)%	$588	$659	(11)%
Asset Management	$245	$291	(16)%	$514	$575	(11)%
AUM ($ in billions)
Period End	$215	$237	(10)%
Average	$208	$237	(12)%	$215	$233	(8)%

Media Contact: Judi Frost Mackey	+1 212 632 1428	judi.mackey@lazard.com
Investor Contact: Alexandra Deignan	+1 212 632 6886	alexandra.deignan@lazard.com

Note: Endnotes are on page 6 of this release. A reconciliation of adjusted GAAP to U.S. GAAP begins on page 13.

COVID-19 ENVIRONMENT UPDATE

During the second quarter of 2020, the COVID-19 pandemic continued to have a negative impact on economic activity around the world. Governments and central banks have taken extraordinary measures to support local economies and capital markets, but the macroeconomic outlook remains uncertain while significant health risks persist.

Lazard’s offices around the world have continued to operate in the context of applicable local regulations and guidelines regarding business activity, and in the second quarter, the majority of our people worked from home, employing virtual and secure cloud-based systems to continue communicating, collaborating and conducting client business.

We continue to expect a challenging environment in the near-term due to elevated uncertainty, capital markets volatility and a downturn in global M&A activity. We believe that our strong financial position, the diversity of our business, and our consistent focus on cost discipline will enable us to weather the economic downturn.

OPERATING REVENUE

Operating revenue1 was $543 million for the second quarter of 2020, and $1,106 million for the first half of 2020, down 14% and 12% for both periods from the respective 2019 periods.

Financial Advisory

Our Financial Advisory results include M&A Advisory, Capital Advisory, Capital Raising, Restructuring, Shareholder Advisory, Sovereign Advisory, and other strategic advisory work for clients.

For the second quarter of 2020, Financial Advisory operating revenue was $293 million, 11% lower than the second quarter of 2019. The decrease reflected lower M&A completions offset by higher Restructuring advisory fees.

For the first half of 2020, Financial Advisory operating revenue was $588 million, 11% lower than the first half of 2019.

During and since the second quarter of 2020, Lazard has been engaged in significant and complex M&A transactions and other advisory assignments globally, including the following (clients are in italics): Alfried Krupp von Bohlen und Halbach-Foundation in thyssenkrupp’s €17.2 billion sale of its Elevator Technology business to a consortium led by Advent, Cinven and RAG foundation; Anheuser-Busch InBev’s AUD 16.0 billion sale of Carlton & United Breweries to Asahi Group Holdings; Apergy in its combination with ChampionX, valuing the combined entity at $7.4 billion; Sempra Energy on its $3.6 billion sale of its equity interests in its Peruvian businesses to China Yangtze Power, and its $2.2 billion sale of its equity interests in its Chilean businesses to State Grid International Development; Visa’s $5.3 billion acquisition of Plaid; Arqiva’s £2.0 billion sale of its Telecoms division to Cellnex; and Teladoc Health’s $600 million acquisition of InTouch Health.

Lazard has one of the world’s preeminent restructuring practices, with a long track record of successfully advising businesses and governments. During and since the second quarter of 2020, we have been engaged in a broad range of highly visible and complex restructuring and debt advisory assignments for debtors or creditors, including roles involving: 24 Hour Fitness; CSM Bakery Solutions; Diamond Offshore Drilling; Foresight Energy; Gavilan Resources; Global Cloud Xchange; Hi-Crush; J.C. Penney; J.Crew; Libbey; Macy’s; Neiman Marcus; PG&E; Pioneer Energy Services; Premier Oil; Pyxus International; Technicolor; Trevi Finanziaria Industriale; and Valaris. Lazard was the global leader in announced restructurings by volume for the first half of 2020 (Source: Refinitiv).

Our Capital and Shareholder Advisory practices remain active globally, advising on a broad range of public and private assignments. Our Sovereign Advisory practice continues to be active advising governments, sovereign and sub-sovereign entities across developed and emerging markets.

For a list of publicly announced Financial Advisory transactions on which Lazard advised in the second quarter of 2020, or continued to advise or completed since June 30, 2020, please visit our website at www.lazard.com/businesses/transactions.

Asset Management

In the text portion of this press release, we present our Asset Management results as 1) Management fees and other revenue, and 2) Incentive fees.

For the second quarter of 2020, Asset Management operating revenue was $245 million, 16% lower than the second quarter of 2019. For the first half of 2020, Asset Management operating revenue was $514 million, 11% lower than the first half of 2019.

For the second quarter of 2020, management fees and other revenue was $245 million, 14% lower than the second quarter of 2019, and 9% lower than the first quarter of 2020. For the first half of 2020, management fees and other revenue was $512 million, 10% lower than the first half of 2019.

Average assets under management (AUM) for the second quarter of 2020 was $208 billion, 12% lower than the second quarter of 2019, and 6% lower than the first quarter of 2020. Average AUM for the first half of 2020 was $215 billion, 8% lower than the first half of 2019.

AUM as of June 30, 2020, was $215 billion, down 10% from June 30, 2019, and up 11% from March 31, 2020. The sequential increase was primarily driven by market appreciation of $25 billion and foreign exchange appreciation of $2.4 billion, partially offset by $6 billion in net outflows.

For the second quarter of 2020, incentive fees were $1 million, compared to $5 million for the second quarter of 2019. For the first half of 2020, incentive fees were $2 million, compared to $6 million for the first half of 2019.

OPERATING EXPENSES

Compensation and Benefits

In managing compensation and benefits expense, we focus on annual awarded compensation (cash compensation and benefits plus deferred incentive compensation with respect to the applicable year, net of estimated future forfeitures and excluding charges), a non-GAAP measure. We believe annual awarded compensation is an appropriate measure to assess actual annual compensation cost when also presented with the GAAP measure of compensation cost, which includes applicable-year cash compensation and the amortization of deferred incentive compensation principally attributable to previous years’ deferred compensation. We believe that by managing our business using awarded compensation with a consistent deferral policy, we can better manage our compensation costs, increase our flexibility in the future and build shareholder value over time.

For the second quarter of 2020, we accrued compensation and benefits expense1 at an adjusted compensation1 ratio of 60%. This resulted in $326 million of adjusted compensation and benefits expense, compared to $362 million for the second quarter of 2019.

For the first half of 2020, adjusted compensation and benefits expense1 was $663 million, compared to $719 million for the first half of 2019.

We manage our compensation and benefits expense based on awarded compensation with a consistent deferral policy. We take a disciplined approach to compensation, and our goal is to maintain a compensation-to-operating revenue ratio over the cycle in the mid- to high-50s percentage range on both an awarded and adjusted basis, with consistent deferral policies.

Non-Compensation Expense

Adjusted non-compensation expense1 for the second quarter of 2020 was $100 million, 22% lower than the second quarter of 2019. The decrease primarily reflects lower marketing and business development expenses, including travel. The ratio of adjusted non-compensation expense to operating revenue for the second quarter of 2020 was 18.3%, compared to 20.3% for the second quarter of 2019.

Adjusted non-compensation expense1 for the first half of 2020 was $212 million, 13% lower than the first half of 2019. The ratio of adjusted non-compensation expense to operating revenue for the first half of 2020 was 19.2%, compared to 19.5% for the first half of 2019.

Our goal remains to achieve an adjusted non-compensation expense-to-operating revenue ratio over the cycle of 16% to 20%.

TAXES

The provision for taxes, on an adjusted basis1, was $24 million for the second quarter of 2020 and $50 million for the first half of 2020. The effective tax rate on the same basis was 23.9% for the second quarter and 26.3% for the first half of 2020, compared to 28.8% and 23.9% for the respective 2019 periods.

CAPITAL MANAGEMENT AND BALANCE SHEET

Our primary capital management goals include managing debt and returning capital to shareholders through dividends and share repurchases.

For the second quarter of 2020, Lazard returned $53 million to shareholders, which included: $49 million in dividends and $4 million in satisfaction of employee tax obligations in lieu of share issuances upon vesting of equity grants.

For the first half of 2020, Lazard returned $264 million to shareholders, which included: $98 million in dividends; $95 million in share repurchases of our Class A common stock; and $71 million in satisfaction of employee tax obligations in lieu of share issuances upon vesting of equity grants.

During the first half of 2020, we repurchased 2.9 million shares at an average price of $32.70 per share. As of June 30, 2020, our remaining share repurchase authorization was $306 million.

On July 29, 2020, Lazard declared a quarterly dividend of $0.47 per share on its outstanding common stock. The dividend is payable on August 21, 2020, to stockholders of record on August 10, 2020.

Lazard’s financial position remains strong. As of June 30, 2020, our cash and cash equivalents were $897 million, and stockholders’ equity related to Lazard’s interests was $601 million.

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CONFERENCE CALL

Lazard will host a conference call at 8:00 a.m. EDT on July 31, 2020, to discuss the company’s financial results for the second quarter and first half of 2020. The conference call can be accessed via a live audio webcast available through Lazard’s Investor Relations website at www.lazard.com, or by dialing 1 (800) 458-4148 (U.S. and Canada) or +1 (323) 794-2093 (outside of the U.S. and Canada), 15 minutes prior to the start of the call.

A replay of the conference call will be available by 10:00 a.m. EDT on July 31, 2020, via the Lazard Investor Relations website, or by dialing 1 (888) 203-1112 (U.S. and Canada) or +1 (719) 457-0820 (outside of the U.S. and Canada). The replay access code is 1611226.

ABOUT LAZARD

Lazard, one of the world’s preeminent financial advisory and asset management firms, operates from more than 40 cities across 25 countries in North America, Europe, Asia, Australia, Central and South America. With origins dating to 1848, the firm provides advice on mergers and acquisitions, strategic matters, restructuring and capital structure, capital raising and corporate finance, as well as asset management services to corporations, partnerships, institutions, governments and individuals. For more information on Lazard, please visit www.lazard.com. Follow Lazard at @Lazard.

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Cautionary Note Regarding Forward-Looking Statements:

This press release contains forward-looking statements. In some cases, you can identify these statements by forward-looking words such as “may”, “might”, “will”, “should”, “could”, “would”, “expect”, “plan”, “anticipate”, “believe”, “estimate”, “predict”, “potential”, “target,” “goal”, or “continue”, and the negative of these terms and other comparable terminology. These forward-looking statements, which are subject to known and unknown risks, uncertainties and assumptions about us, may include projections of our future financial performance based on our growth strategies, business plans and initiatives and anticipated trends in our business. These statements are only predictions based on our current expectations and projections about future events. There are important factors that could cause our actual results, level of activity, performance or achievements to differ materially from the results, level of activity, performance or achievements expressed or implied by these forward-looking statements.

These factors include, but are not limited to, those discussed in our Annual Report on Form 10-K under Item 1A “Risk Factors,” and also discussed from time to time in our reports on Forms 10-Q and 8-K, including the following:

•	A decline in general economic conditions or the global or regional financial markets;

•	A decline in our revenues, for example due to a decline in overall mergers and acquisitions (M&A) activity, our share of the M&A market or our assets under management (AUM);

•	Losses caused by financial or other problems experienced by third parties;

•	Losses due to unidentified or unanticipated risks;

•	A lack of liquidity, i.e., ready access to funds, for use in our businesses; and

•	Competitive pressure on our businesses and on our ability to retain and attract employees at current compensation levels.

Although we believe the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, level of activity, performance or achievements. Neither we nor any other person assumes responsibility for the accuracy or completeness of any of these forward-looking statements. You should not rely upon forward-looking statements as predictions of future events. We are under no duty to update any of these forward-looking statements after the date of this release to conform our prior statements to actual results or revised expectations and we do not intend to do so.

Lazard Ltd is committed to providing timely and accurate information to the investing public, consistent with our legal and regulatory obligations. To that end, Lazard and its operating companies use their websites to convey information about their businesses, including the anticipated release of quarterly financial results, quarterly financial, statistical and business-related information, and the posting of updates of assets under management in various mutual funds, hedge funds and other investment products managed by Lazard Asset Management LLC and Lazard Frères Gestion SAS. Investors can link to Lazard and its operating company websites through www.lazard.com.

***

ENDNOTES

1 A non-U.S. GAAP measure. See attached financial schedules and related notes for a detailed explanation of adjustments to corresponding U.S. GAAP results. We believe that presenting our results on an adjusted basis in addition to the U.S. GAAP results is a meaningful and useful basis to compare our operating results across periods.

2 Second-quarter and first-half 2020 adjusted results1 exclude pre-tax charges of $2.5 million and $6.2 million, respectively, of costs relating to an office space reorganization. On a U.S. GAAP basis, these resulted in a net charge of $1.7 million, or $0.02 (diluted) per share, for the second quarter, and a net charge of $4.2 million, or $0.04 (diluted) per share, for the first half of 2020.

LAZ-EPE

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LAZARD LTD

UNAUDITED CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

(U.S. GAAP)

	Three Months Ended			% Change From
($ in thousands, except per share data)	June 30, 2020	March 31, 2020	June 30, 2019	March 31, 2020	June 30, 2019
Total revenue	$592,264	$558,157	$650,801	6%	(9%)
Interest expense	(19,972)	(20,143)	(20,111)

Net revenue	572,292	538,014	630,690	6%	(9%)
Operating expenses:
Compensation and benefits	351,568	319,755	372,470	10%	(6%)
Occupancy and equipment	30,574	32,198	30,953
Marketing and business development	6,517	20,186	28,784
Technology and information services	32,629	31,358	38,825
Professional services	16,728	14,545	19,144
Fund administration and outsourced services	24,053	26,390	28,493
Amortization and other acquisition-related costs	455	446	5,042
Other	13,903	9,039	5,294

Subtotal	124,859	134,162	156,535	(7%)	(20%)

Operating expenses	476,427	453,917	529,005	5%	(10%)

Operating income	95,865	84,097	101,685	14%	(6%)
Provision for income taxes	22,789	25,766	28,172	(12%)	(19%)

Net income	73,076	58,331	73,513	25%	(1%)
Net income (loss) attributable to noncontrolling interests	(382)	(5,691)	7,736

Net income attributable to Lazard Ltd	$73,458	$64,022	$65,777	15%	12%

Attributable to Lazard Ltd Common Stockholders:
Weighted average shares outstanding:
Basic	106,662,064	106,303,962	111,981,204	0%	(5%)
Diluted	111,487,749	114,120,179	116,175,349	(2%)	(4%)
Net income per share:
Basic	$0.68	$0.59	$0.57	15%	19%
Diluted	$0.66	$0.56	$0.55	18%	20%

LAZARD LTD

UNAUDITED CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

(U.S. GAAP)

	Six Months Ended
($ in thousands, except per share data)	June 30, 2020	June 30, 2019	% Change
Total revenue	$1,150,421	$1,312,479	(12%)
Interest expense	(40,115)	(38,115)

Net revenue	1,110,306	1,274,364	(13%)
Operating expenses:
Compensation and benefits	671,323	744,724	(10%)
Occupancy and equipment	62,772	59,248
Marketing and business development	26,703	56,768
Technology and information services	63,987	70,880
Professional services	31,273	33,361
Fund administration and outsourced services	50,443	57,423
Amortization and other acquisition-related costs	901	8,512
Other	22,942	22,100

Subtotal	259,021	308,292	(16%)

Operating expenses	930,344	1,053,016	(12%)

Operating income	179,962	221,348	(19%)
Provision for income taxes	48,555	51,359	(5%)

Net income	131,407	169,989	(23%)
Net income (loss) attributable to noncontrolling interests	(6,073)	7,170

Net income attributable to Lazard Ltd	$137,480	$162,819	(16%)

Attributable to Lazard Ltd Common Stockholders:
Weighted average shares outstanding:
Basic	106,483,013	111,962,729	(5%)
Diluted	112,803,964	118,497,717	(5%)

Net income per share:
Basic	$1.27	$1.44	(12%)
Diluted	$1.22	$1.36	(10%)

LAZARD LTD

UNAUDITED CONDENSED CONSOLIDATED

STATEMENT OF FINANCIAL CONDITION

(U.S. GAAP)

($ in thousands)	June 30, 2020	December 31, 2019
ASSETS
Cash and cash equivalents	$896,843	$1,231,593
Deposits with banks and short-term investments	1,155,539	1,180,686
Cash deposited with clearing organizations and other segregated cash	40,283	43,280
Receivables	652,112	663,138
Investments	523,366	531,995
Goodwill and other intangible assets	369,159	373,594
Operating lease right-of-use assets	525,193	551,504
Deferred tax assets	563,243	586,750
Other assets	586,380	477,041

Total Assets	$5,312,118	$5,639,581

LIABILITIES & STOCKHOLDERS’ EQUITY
Liabilities
Deposits and other customer payables	$1,230,920	$1,246,200
Accrued compensation and benefits	365,989	602,777
Operating lease liabilities	618,362	644,345
Tax receivable agreement obligation	221,890	247,344
Senior debt	1,680,845	1,679,562
Other liabilities	510,144	537,779

Total liabilities	4,628,150	4,958,007
Commitments and contingencies
Stockholders’ equity
Preferred stock, par value $.01 per share	—	—
Common stock, par value $.01 per share	1,128	1,128
Additional paid-in capital	52,274	41,020
Retained earnings	1,140,015	1,193,570
Accumulated other comprehensive loss, net of tax	(308,921)	(293,648)

Subtotal	884,496	942,070
Class A common stock held by subsidiaries, at cost	(283,899)	(332,079)

Total Lazard Ltd stockholders’ equity	600,597	609,991
Noncontrolling interests	83,371	71,583

Total stockholders’ equity	683,968	681,574

Total liabilities and stockholders’ equity	$5,312,118	$5,639,581

LAZARD LTD

SELECTED SUMMARY FINANCIAL INFORMATION (a)

(Non-GAAP - unaudited)

	Three Months Ended			% Change From
($ in thousands, except per share data)	June 30, 2020	March 31, 2020	June 30, 2019	March 31, 2020	June 30, 2019
Revenues:
Financial Advisory	$292,906	$294,773	$328,814	(1%)	(11%)
Asset Management	245,346	268,953	291,269	(9%)	(16%)
Corporate	4,662	(915)	9,617	NM	(52%)

Operating revenue (b)	$542,914	$562,811	$629,700	(4%)	(14%)

Expenses:
Adjusted compensation and benefits expense (c)	$325,749	$337,686	$362,078	(4%)	(10%)

Ratio of adjusted compensation to operating revenue	60.0%	60.0%	57.5%
Non-compensation expense (d)	$99,617	$112,632	$128,014	(12%)	(22%)

Ratio of non-compensation to operating revenue	18.3%	20.0%	20.3%
Earnings:
Earnings from operations (e)	$117,548	$112,493	$139,608	4%	(16%)

Operating margin (f)	21.7%	20.0%	22.2%
Adjusted net income (g)	$75,151	$66,552	$85,746	13%	(12%)

Diluted adjusted net income per share	$0.67	$0.58	$0.73	16%	(8%)

Diluted weighted average shares (h)	111,845,101	114,160,044	117,422,884	(2%)	(5%)
Effective tax rate (i)	23.9%	28.8%	28.8%

This presentation includes non-U.S. GAAP (“non-GAAP”) measures. Our non-GAAP measures are not meant to be considered in isolation or as a substitute for the corresponding U.S. GAAP measures, and should be read only in conjunction with our consolidated financial statements prepared in accordance with U.S. GAAP. For a detailed explanation of the adjustments made to the corresponding U.S. GAAP measures, see Reconciliation of U.S. GAAP to Selected Summary Financial Information and Notes to Financial Schedules.

LAZARD LTD

SELECTED SUMMARY FINANCIAL INFORMATION (a)

(Non-GAAP - unaudited)

	Six Months Ended
($ in thousands, except per share data)	June 30, 2020	June 30, 2019	% Change
Revenues:
Financial Advisory	$587,679	$658,808	(11%)
Asset Management	514,299	575,003	(11%)
Corporate	3,747	15,879	(76%)

Operating revenue (b)	$1,105,725	$1,249,690	(12%)

Expenses:
Adjusted compensation and benefits expense (c)	$663,435	$718,572	(8%)

Ratio of adjusted compensation to operating revenue	60.0%	57.5%
Non-compensation expense (d)	$212,249	$243,751	(13%)
Ratio of non-compensation to operating revenue	19.2%	19.5%

Earnings:
Earnings from operations (e)	$230,041	$287,367	(20%)

Operating margin (f)	20.8%	23.0%
Adjusted net income (g)	$141,703	$191,283	(26%)

Diluted adjusted net income per share	$1.25	$1.61	(22%)

Diluted weighted average shares (h)	113,002,572	119,178,774	(5%)
Effective tax rate (i)	26.3%	23.9%

This presentation includes non-GAAP measures. Our non-GAAP measures are not meant to be considered in isolation or as a substitute for the corresponding U.S. GAAP measures, and should be read only in conjunction with our consolidated financial statements prepared in accordance with U.S. GAAP. For a detailed explanation of the adjustments made to the corresponding U.S. GAAP measures, see Reconciliation of U.S. GAAP to Selected Summary Financial Information and Notes to Financial Schedules.

LAZARD LTD

ASSETS UNDER MANAGEMENT (“AUM”)

(unaudited)

($ in millions)

	As of			Variance
	June 30, 2020	March 31, 2020	December 31, 2019	Qtr to Qtr	YTD
Equity:
Emerging Markets	$28,937	$27,716	$40,612	4.4%	(28.7%)
Global	45,178	39,094	49,759	15.6%	(9.2%)
Local	43,477	37,496	48,985	16.0%	(11.2%)
Multi-Regional	55,923	50,335	66,185	11.1%	(15.5%)

Total Equity	173,515	154,641	205,541	12.2%	(15.6%)
Fixed Income:
Emerging Markets	12,412	11,424	14,387	8.6%	(13.7%)
Global	9,883	9,100	9,233	8.6%	7.0%
Local	5,436	5,421	5,450	0.3%	(0.3%)
Multi-Regional	9,153	8,376	9,193	9.3%	(0.4%)

Total Fixed Income	36,884	34,321	38,263	7.5%	(3.6%)
Alternative Investments	2,028	1,902	2,149	6.6%	(5.6%)
Private Equity	1,412	1,406	1,385	0.4%	1.9%
Cash Management	865	778	901	11.2%	(4.0%)

Total AUM	$214,704	$193,048	$248,239	11.2%	(13.5%)

	Three Months Ended June 30,			Six Months Ended June 30,
	2020	2019		2020	2019
AUM - Beginning of Period	$193,048	$234,979		$248,239	$214,734
Net Flows	(5,968)	(5,246)		(10,881)	(5,208)
Market and foreign exchange appreciation (depreciation)	27,624	7,733		(22,654)	27,940

AUM - End of Period	$214,704	$237,466		$214,704	$237,466

Average AUM	$208,454	$236,978		$215,008	$232,740

% Change in average AUM	(12.0%)			(7.6%)

Note: Average AUM generally represents the average of the monthly ending AUM balances for the period.

LAZARD LTD

RECONCILIATION OF U.S. GAAP TO SELECTED SUMMARY FINANCIAL INFORMATION (a)

(unaudited)

	Three Months Ended			Six Months Ended
	June 30,	March 31,	June 30,	June 30,	June 30,
($ in thousands, except per share data)	2020	2020	2019	2020	2019
Operating Revenue
Net revenue - U.S. GAAP Basis	$572,292	$538,014	$630,690	$1,110,306	$1,274,364

Adjustments:
(Revenue) loss related to noncontrolling interests (j)	(2,173)	2,772	(11,819)	599	(14,090)
(Gains) losses related to Lazard Fund Interests (“LFI”) and other similar arrangements	(23,803)	19,637	(6,484)	(4,166)	(20,354)
Distribution fees, reimbursable deal costs and bad debt expense (k)	(21,936)	(16,384)	(13,357)	(38,320)	(37,689)
Private Equity investment adjustment (l)	—	—	11,948	—	11,948
Interest expense	18,534	18,772	18,722	37,306	35,511

Operating revenue, as adjusted (b)	$542,914	$562,811	$629,700	$1,105,725	$1,249,690

Compensation and Benefits Expense
Compensation and benefits expense - U.S. GAAP Basis	$351,568	$319,755	$372,470	$671,323	$744,724

Adjustments:
(Charges) credits pertaining to LFI and other similar arrangements	(23,803)	19,637	(6,484)	(4,166)	(20,354)
Compensation related to noncontrolling interests (j)	(2,016)	(1,706)	(3,908)	(3,722)	(5,798)

Compensation and benefits expense, as adjusted (c)	$325,749	$337,686	$362,078	$663,435	$718,572

Non-Compensation Expense
Non-compensation expense - Subtotal - U.S. GAAP Basis	$124,859	$134,162	$156,535	$259,021	$308,292

Adjustments:
Expenses associated with ERP system implementation (m)	—	—	(7,626)	—	(10,831)
Expenses related to office space reorganization (n)	(2,487)	(3,664)	—	(6,151)	—
Distribution fees, reimbursable deal costs and bad debt expense (k)	(21,936)	(16,384)	(13,357)	(38,320)	(37,689)
Amortization and other acquisition-related costs (o)	(455)	(446)	(5,042)	(901)	(8,512)
Charges pertaining to Senior Debt refinancing (p)	—	—	(2,262)	—	(6,505)
Non-compensation expense related to noncontrolling interests (j)	(364)	(1,036)	(234)	(1,400)	(1,004)

Non-compensation expense, as adjusted (d)	$99,617	$112,632	$128,014	$212,249	$243,751

Pre-Tax Income and Earnings From Operations
Operating Income - U.S. GAAP Basis	$95,865	$84,097	$101,685	$179,962	$221,348

Adjustments:
Expenses associated with ERP system implementation (m)	—	—	7,626	—	10,831
Expenses related to office space reorganization (n)	2,487	3,664	—	6,151	—
Acquisition-related costs (o)	—	—	4,612	—	7,651
Private Equity investment adjustment (l)	—	—	11,948	—	11,948
Charges pertaining to Senior Debt refinancing (p)	—	—	2,348	—	6,805
Net (income) loss related to noncontrolling interests (j)	382	5,691	(7,736)	6,073	(7,170)

Pre-tax income, as adjusted	98,734	93,452	120,483	192,186	251,413
Interest expense	18,534	18,772	18,636	37,306	35,211
Amortization (LAZ only)	280	269	489	549	743

Earnings from operations, as adjusted (e)	$117,548	$112,493	$139,608	$230,041	$287,367

Net Income attributable to Lazard Ltd
Net income attributable to Lazard Ltd - U.S. GAAP Basis	$73,458	$64,022	$65,777	$137,480	$162,819
Adjustments:
Expenses associated with ERP system implementation (m)	—	—	7,626	—	10,831
Expenses related to office space reorganization (n)	2,487	3,664	—	6,151	—
Acquisition-related costs (o)	—	—	4,612	—	7,651
Private Equity investment adjustment (l)	—	—	11,948	—	11,948
Charges pertaining to Senior Debt refinancing (p)	—	—	2,348	—	6,805
Tax benefit allocated to adjustments	(794)	(1,134)	(6,565)	(1,928)	(8,771)

Net income, as adjusted (g)	$75,151	$66,552	$85,746	$141,703	$191,283

Diluted Weighted Average Shares Outstanding
Diluted Weighted Average Shares Outstanding - U.S. GAAP Basis	111,487,749	114,120,179	116,175,349	112,803,964	118,497,717
Adjustment: participating securities including profits interest participation rights	357,352	39,865	1,247,535	198,609	681,057

Diluted Weighted Average Shares Outstanding, as adjusted (h)	111,845,101	114,160,044	117,422,884	113,002,572	119,178,774

Diluted net income per share:
U.S. GAAP Basis	$0.66	$0.56	$0.55	$1.22	$1.36
Non-GAAP Basis, as adjusted	$0.67	$0.58	$0.73	$1.25	$1.61

This presentation includes non-GAAP measures. Our non-GAAP measures are not meant to be considered in isolation or as a substitute for comparable U.S. GAAP measures, and should be read only in conjunction with our consolidated financial statements prepared in accordance with U.S. GAAP. For a detailed explanation of the adjustments made to comparable U.S. GAAP measures, see Notes to Financial Schedules.

See Notes to Financial Schedules

LAZARD LTD

RECONCILIATION OF NON-COMPENSATION U.S. GAAP TO ADJUSTED (a)

(unaudited)

	Three Months Ended			Six Months Ended
	June 30,	March 31,	June 30,	June 30,	June 30,
($ in thousands)	2020	2020	2019	2020	2019
Non-compensation expense - U.S. GAAP Basis:
Occupancy and equipment	$30,574	$32,198	$30,953	$62,772	$59,248
Marketing and business development	6,517	20,186	28,784	26,703	56,768
Technology and information services	32,629	31,358	38,825	63,987	70,880
Professional services	16,728	14,545	19,144	31,273	33,361
Fund administration and outsourced services	24,053	26,390	28,493	50,443	57,423
Amortization and other acquisition-related costs	455	446	5,042	901	8,512
Other	13,903	9,039	5,294	22,942	22,100

Non-compensation expense - Subtotal - U.S. GAAP Basis	$124,859	$134,162	$156,535	$259,021	$308,292

Non-compensation expense - Adjustments:
Occupancy and equipment (j) (n)	($2,448)	($3,733)	($25)	($6,181)	($58)
Marketing and business development (j) (k) (m)	(755)	(2,691)	(6,493)	(3,446)	(9,897)
Technology and information services (j) (k) (m)	(167)	(435)	(7,427)	(602)	(10,703)
Professional services (j) (k) (m) (n)	(1,658)	(1,778)	(2,091)	(3,436)	(3,455)
Fund administration and outsourced services (j) (k)	(10,129)	(12,120)	(12,549)	(22,249)	(28,458)
Amortization and other acquisition-related costs (o)	(455)	(446)	(5,042)	(901)	(8,512)
Other (j) (k) (m) (p)	(9,630)	(327)	5,106	(9,957)	(3,458)

Subtotal Non-compensation adjustments	($25,242)	($21,530)	($28,521)	($46,772)	($64,541)

Non-compensation expense, as adjusted:
Occupancy and equipment	$28,126	$28,465	$30,928	$56,591	$59,190
Marketing and business development	5,762	17,495	22,291	23,257	46,871
Technology and information services	32,462	30,923	31,398	63,385	60,177
Professional services	15,070	12,767	17,053	27,837	29,906
Fund administration and outsourced services	13,924	14,270	15,944	28,194	28,965
Amortization and other acquisition-related costs	—	—	—	—	—
Other	4,273	8,712	10,400	12,985	18,642

Non-compensation expense, as adjusted (d)	$99,617	$112,632	$128,014	$212,249	$243,751

This presentation includes non-GAAP measures. Our non-GAAP measures are not meant to be considered in isolation or as a substitute for comparable U.S. GAAP measures, and should be read only in conjunction with our consolidated financial statements prepared in accordance with U.S. GAAP. For a detailed explanation of the adjustments made to comparable U.S. GAAP measures, see Notes to Financial Schedules.

See Notes to Financial Schedules

LAZARD LTD

Notes to Financial Schedules

(a)

Selected Summary Financial Information are non-GAAP measures. Lazard believes that presenting results and measures on an adjusted basis in conjunction with U.S. GAAP measures provides a meaningful and useful basis for comparison of its operating results across periods.

(b)

A non-GAAP measure which excludes (i) (revenue)/loss related to noncontrolling interests (see (j) below), (ii) (gains)/losses related to the changes in the fair value of investments held in connection with Lazard Fund Interests and other similar deferred compensation arrangements for which a corresponding equal amount is excluded from compensation & benefits expense, (iii) revenue related to distribution fees and reimbursable deal costs in accordance with the revenue recognition guidance and bad debt expense (see (k) below), (iv) for the three and six month periods ended June 30, 2019, private equity investment adjustment (see (l) below), (v) interest expense primarily related to corporate financing activities, and (vi) for the three and six month periods ended June 30, 2019, excess interest expense pertaining to Senior Debt refinancing (see (p) below).

(c)

A non-GAAP measure which excludes (i) (charges)/credits related to the changes in the fair value of the compensation liability recorded in connection with Lazard Fund Interests and other similar deferred compensation arrangements, and (ii) compensation and benefits related to noncontrolling interests (see (j) below).

(d)

A non-GAAP measure which excludes (i) for the three and six month periods ended June 30, 2019, expenses associated with ERP system implementation (see (m) below), (ii) for the three and six month periods ended June 30, 2020 and for the three month period ended March 31, 2020, expenses related to office space reorganization (see (n) below), (iii) expenses related to distribution fees and reimbursable deal costs in accordance with the revenue recognition guidance and bad debt expense (see (k) below), (iv) amortization and other acquisition-related costs (see (o) below), (v) for the three and six month periods ended June 30, 2019, charges pertaining to Senior Debt refinancing (see (p) below), and (vi) expenses related to noncontrolling interests (see (j) below).

(e)

A non-GAAP measure which excludes (i) for the three and six month periods ended June 30, 2019, expenses associated with ERP system implementation (see (m) below), (ii) for the three and six month periods ended June 30, 2020 and for the three month period ended March 31, 2020, expenses related to office space reorganization (see (n) below), (iii) amortization and for the three and six month periods ended June 30, 2019, other acquisition-related costs (see (o) below), (iv) for the three and six month periods ended June 30, 2019, private equity investment adjustment (see (l) below), (v) for the three and six month periods ended June 30, 2019, charges pertaining to Senior Debt refinancing (see (p) below), (vi) net revenue and expenses related to noncontrolling interests (see (j) below), and (vii) interest expense primarily related to corporate financing activities.

(f)	Represents earnings from operations as a percentage of operating revenue, and is a non-GAAP measure.
(g)

A non-GAAP measure which excludes (i) for the three and six month periods ended June 30, 2019, expenses associated with ERP system implementation (see (m) below), (ii) for the three and six month periods ended June 30, 2020 and for the three month period ended March 31, 2020, expenses related to office space reorganization (see (n) below), (iii) for the three and six month periods ended June 30, 2019, acquisition-related costs (see (o) below), (iv) for the three and six month periods ended June 30, 2019, private equity investment adjustment, (see (l) below), and (v) for the three and six month periods ended June 30, 2019, charges pertaining to Senior Debt refinancing (see (p) below), net of tax benefits.

(h)

A non-GAAP measure which includes units of the long-term incentive compensation program consisting of profits interest participation rights, which are equity incentive awards that, subject to certain conditions, may be exchanged for shares of our common stock. Certain profits interest participation rights and other participating securities may be excluded from the computation of outstanding stock equivalents for U.S. GAAP net income per share.

(i)

Effective tax rate is a non-GAAP measure based upon the U.S. GAAP rate with adjustments for the tax applicable to the non-GAAP adjustments to operating income, generally based upon the effective marginal tax rate in the applicable jurisdiction of the adjustments. The computation is based on a quotient, the numerator of which is the provision for income taxes of $23,583, $26,900, and $34,737 for the three month periods ended June 30, 2020, March 31, 2020, and June 30, 2019, respectively, $50,483 and $60,130 for the six month periods ended June 30, 2020 and 2019 and the denominator of which is pre-tax income of $98,734, $93,452, and $120,483 for the three month periods ended June 30, 2020, March 31, 2020, and June 30, 2019, respectively, $192,186 and $251,413 for the six month periods ended June 30, 2020 and 2019.

(j)	Noncontrolling interests include revenue and expenses related to Edgewater and ESC funds.
(k)

Represents certain distribution fees and reimbursable deal costs paid to third parties for which an equal amount is excluded from both non-GAAP operating revenue and non-compensation expense, respectively, and excludes bad debt expense, which represents fees that are deemed uncollectible.

(l)	Represents write-down of private equity investment to potential transaction value.
(m)	Represents expenses associated with Enterprise Resource Planning (ERP) system implementation.
(n)	Represents incremental rent expense related to office space reorganization.
(o)	Primarily represents the change in fair value of the contingent consideration associated with certain business acquisitions.
(p)

The company incurred charges related to the extinguishment of the remaining 4.25% Senior Notes maturing in November 2020. $168 million of the 2020 Notes were redeemed in March 2019 and the remaining $82 million have been redeemed in April 2019. The charges include a pre-tax loss on the extinguishment of $6.5 million and excess interest expense of $0.3 million (due to the period of time between the issuance of the 2029 notes and the settlement of the 2020 notes).

NM	Not meaningful